CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (expert for Note 13[b], which is as of April 3, 2000), in the Registration Statement on Form SB-2 and related Prospectus of Stockgroup.com Holdings, Inc. for the registration of 8,280,432 shares of its common stock.



                                                           /s/ ERNST & YOUNG LLP
                                                           Chartered Accountants
Vancouver, Canada
August 1, 2000